Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use in this Registration Statement of Vyrian, Inc. on Form S-1/A3 of our report dated January 16, 2013. We also consent to the reference to us under the heading “Experts” in this registration statement.

MaloneBailey, LLP

www.malone-bailey.com

Houston, Texas

March 18, 2013